Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230468

Prospectus Supplement

(to Prospectus dated March 22, 2019)

RIVERVIEW FINANCIAL CORPORATION

1,551,789 shares of Common Stock

This prospectus relates to the possible resale, from time to time, of up to 1,551,789 shares of our common stock, no par value, by the selling shareholders named herein. We are not selling any shares of our common stock in this offering. We will not receive any proceeds from the sale of the shares by the selling shareholders. These shares of our voting common stock are being registered pursuant to the terms of a registration rights agreement with the selling shareholders. Our common stock is traded on the Nasdaq Global Market (“Nasdaq”) under the symbol “RIVE”. On April 20, 2020, the last reported closing sale price of our common stock on Nasdaq was $4.87 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated or deemed incorporated by reference herein to read about factors you should consider before making a decision to invest in our common stock.

The shares are being registered to permit the selling shareholders to sell the shares from time to time in the public market. The selling shareholders may sell the shares through ordinary brokerage transactions or through any means described in the section titled “Plan of Distribution.” The selling shareholders may sell any, all or none of the shares offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares of common stock offered by this prospectus supplement are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The date of this prospectus supplement is April 24, 2020.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, which is part of our Registration Statement on Form S-3 (Registration No. 333-230468), gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this documents combined.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

The selling shareholders are not offering to sell nor seeking offers to buy their shares in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, references to the “Corporation,” “Riverview,” “we,” “us,” “our” or similar references mean Riverview Financial Corporation and Riverview Financial Corporation together with any of its subsidiaries, unless the context indicates otherwise. In certain circumstances, however, we use the term “Riverview” to refer solely to Riverview Financial Corporation.

Unless otherwise indicated, currency amounts in this prospectus supplement and in the accompanying prospectus are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. These documents are also available, free of charge, through the Investors section of our website, which is located at www.riverviewbankpa.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference into this prospectus the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the effectiveness of such registration statement and prior to the termination of the offering of the securities described in this prospectus (other than any documents, portions of documents or information deemed to have been furnished and not filed in accordance with the SEC rules). These documents contain important information about us. The SEC file number for these documents is 001-38627.

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020;

•

Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2020 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019;

•	Our Current Reports on Form 8-K, filed with the SEC on February 3 and 27, and April 1, 16 and 24, 2020;

•	The description of our common stock contained in our Form 8-A filed with the SEC on August 9, 2018, as amended; and

•

Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the offering of the securities offered hereby.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost. Requests for documents should be directed to: Corporate Secretary, Riverview Financial Corporation, 3901 North Front Street, Harrisburg, Pennsylvania 17110 or (717) 957-2196.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in it may contain information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”), as amended, and Section 21E of the Exchange Act. We may also include forward-looking statements in other statements that we make. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements.

Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only Riverview’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in this prospectus.

We have made, and may continue to make, certain forward-looking statements with respect to acquisition and growth strategies, market risk, the effect of competition on net interest margin and net interest income, investment strategy and income growth, investment securities gains, other than temporary impairment of investment securities, deposit and loan growth, asset quality, balances of risk-sensitive assets to risk-sensitive liabilities, employee benefits and other expenses, goodwill, amortization of intangible assets, capital and liquidity strategies and other financial and business matters for future periods. Riverview cautions you that these forward-looking statements are subject to various assumptions, risk and uncertainties. Because of the possibility that the underlying assumptions may change, actual results could differ materially from these forward-looking statements.

Our forward-looking statements are relevant only as of the date on which such statements are made. By making any forward-looking statements, we assume no duty to update them to reflect new, changing or unanticipated events or circumstances.

SUMMARY

The following information is a summary of the significant terms of the offering of the Shares and of the business of the Corporation. You should carefully read this prospectus supplement, the prospectus and the information incorporated by reference herein to understand fully the terms of the Shares and the Corporation’s business, as well as other considerations that are important to you in making a decision about whether to invest in the Shares. You should pay special attention to the “Risk Factors” section beginning on page 4 of the prospectus to determine whether an investment in the Shares is appropriate for you.

Riverview Financial Corporation

Riverview is the parent bank holding company of Riverview Bank, a full service commercial bank providing a wide range of services to individuals, municipalities and small to medium sized businesses in our Central Pennsylvania market area of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Perry, Schuylkill and Somerset Counties in Central Pennsylvania. Riverview Bank’s commercial banking activities include accepting time, demand, and savings deposits and making secured and unsecured commercial, real estate and consumer loans. Riverview Bank also offers financial advisory, insurance and investment services relating to non-deposit investment products through Riverview Wealth Management, a division of Riverview Bank. As a Pennsylvania chartered bank, Riverview Bank is regulated by the Pennsylvania Department of Banking. Riverview Bank’s primary federal regulator is the Federal Deposit Insurance Corporation.

As a bank holding company, Riverview is subject to regulation by the Federal Reserve Board. Both Riverview and Riverview Bank are subject to various regulations and examinations by regulatory authorities. Riverview is required to file reports with the Federal Reserve Board and is subject to regular examinations by that agency. In addition, Riverview is required to file reports with the Securities and Exchange Commission (“SEC”) and is subject to the Commission’s regulation. Riverview’s common shares are quoted on the Nasdaq Global Market under the trading symbol “RIVE.”

The principal executive offices of Riverview are located at 3901 North Front Street, Harrisburg, Pennsylvania 17110, and our telephone number is (717) 827-4039. Riverview’s website is www.riverviewbankpa.com. No information is incorporated herein by reference to Riverview’s website.

The Offering

Issuer	Riverview Financial Corporation

Common stock offered by us	We are not selling shares of our common stock; this document relates to the offer by the selling shareholders identified in this document of up to 1,551,789 shares.

Use of Proceeds	We will not receive any proceeds from this offering; all proceeds from the sale of the shares will be paid to the selling shareholders identified in this document.

Dividends	Our ability to pay dividends to our shareholders is largely dependent on the Riverview Bank’s ability to pay dividends to Riverview. Bank regulations limit the amount of dividends that may be paid without the prior approval of Riverview Bank’s regulatory agencies. We cannot give you any assurance regarding the amount of any potential future dividends. See also “Price Range of Common Stock and Dividends.”

Market and trading symbol	Our common stock is traded on The Nasdaq Global Market under the symbol “RIVE”.

Risk Factors	Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully consider the information under “Risk Factors” beginning on page S-6 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in shares of our common stock involves significant risks, including the risks described below and the other risk factors concerning our business included in the prospectus. You should carefully consider the following risks, together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and our most recently filed Annual Report on Form 10-K and the other periodic reports we file with the SEC before purchasing shares of our common stock. Our business, financial condition or results of operations could be negatively affected if the events contemplated by these risks or if additional risks and uncertainties not currently known to us or those that we currently view to be immaterial were to occur. If this were to happen, the value of our common stock could decline significantly and you could lose all or part of your investment. The risks discussed below also include forward-looking statements, and actual results may differ substantially from those discussed. See “Forward-Looking Statements.”

Additional Risks Relating to this Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. In addition, shares of our common stock are subject to issuance upon the exercise of outstanding options, vesting of outstanding restricted stock units, or when issued in the future under our equity incentive plans and, when issued, would be eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and Rule 144 under the Securities Act.

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. In addition to those described in “Forward-Looking Statements,” these factors include, among others:

•	actual or anticipated quarterly fluctuations in operating results and financial condition;

•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	failure to declare dividends on our common stock from time to time;

•	failure to meet analysts’ revenue or earnings estimates;

•	failure to integrate any future acquisitions or realize anticipated benefits from any future acquisitions;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•	fluctuations in the stock price and operating results of our competitors or other companies that investors deem comparable to us;

•	future sales of our equity or equity-related securities;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending audits or litigation that involve or affect us;

•	any future investigations or proceedings that involve or affect us;

•	adverse weather conditions, including floods, tornadoes and hurricanes;

•	geopolitical conditions such as acts or threats of terrorism or military conflicts;

•	domestic and international economic factors unrelated to our performance; and

•	general market conditions and, in particular, developments related to market conditions for the financial services industry.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the levels of the market prices for our common stock.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results.

You may not receive dividends on our common stock.

Although we have historically declared quarterly cash dividends on our common stock, we are not required to do so and may reduce or cease to pay common stock dividends in the future. If we reduce or cease to pay common stock dividends, the market price of our common stock could be adversely affected.

The principal source of funds from which we pay cash dividends are the dividends received from Riverview Bank. Banking laws and regulations of the Commonwealth of Pennsylvania restrict the amount of dividends and loans a bank may make to its parent company. In addition, under The Federal Deposit Insurance Corporation Improvement Act of 1991, the banks may not pay a dividend if, after paying the dividend, the bank would be undercapitalized.

If we fail to pay dividends, capital appreciation, if any, of our common stock may be the sole opportunity for gains on an investment in our common stock. In addition, in the event Riverview Bank becomes unable to pay dividends to us, we may not be able to service our debt or pay our other obligations or pay dividends on our common stock and preferred stock. Accordingly, our inability to receive dividends from Riverview Bank could also have a material adverse effect on our business, financial condition and results of operations and the value of your investment in our common stock.

The rights of holders of our common stock to receive liquidation payments and dividend payments are junior to our existing and future indebtedness and to any senior securities we may issue in the future, and our ability to declare dividends on the common stock may become limited.

Shares of the common stock are equity interests in Riverview and do not constitute indebtedness. As such, shares of the common stock will rank junior to all current and future indebtedness and other non-equity claims on Riverview with respect to assets available to satisfy claims on Riverview, including in a liquidation of Riverview. Riverview may, and the Bank and our other subsidiaries may also, incur additional indebtedness from time to time and may increase our aggregate level of outstanding indebtedness.

Our board of directors is authorized to cause us to issue additional classes or series of preferred stock without any action on the part of the shareholders. If we issue preferred shares in the future that have a preference over our common stock with respect to the payment of dividends or upon liquidation, or if we issue preferred shares with voting rights that dilute the voting power of the common stock, then the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Our ability to pay dividends may become limited by regulatory restrictions. In addition, the ability of Riverview Bank to pay dividends to Riverview is limited by Riverview Bank’s obligations to maintain sufficient accumulated net earnings and by other general restrictions on dividends that are applicable to state nonmember banks.

Holders of our common stock are only entitled to receive the dividends that our board of directors may declare out of funds legally available for those payments. Although we have historically paid cash dividends on our common stock, we are not required to do so. We cannot assure you that we will continue paying dividends in the future. This could adversely affect the market price of our common stock. Also, as discussed above, we are a bank holding company and our ability to declare and pay dividends depends in part on federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends.

An entity holding a 5% or greater interest in our outstanding securities could, under certain circumstances, be subject to regulation as a “bank holding company.”

Any entity, including a “group” composed of natural persons, owning or controlling with the power to vote 25% or more of our outstanding securities, or 5% or more if the holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the Bank Holding Company Act of 1956, as amended, or the BHC Act. In addition, (a) any bank holding company or foreign bank with a U.S. presence may be required to obtain the approval of the Federal Reserve under the BHC Act to acquire or retain 5% or more of our outstanding securities and (b) any person not otherwise defined as a company by the BHC Act and its implementing regulations may be required to obtain the approval of the Federal Reserve under the Change in Bank Control Act to acquire or retain 10% or more of our outstanding securities. Becoming a bank holding company imposes statutory and regulatory restrictions and obligations, such as providing managerial and financial strength for its bank subsidiaries. Regulation as a bank holding company could require the holder to divest all or a portion of the holder’s investment in our securities or those nonbanking investments that may be deemed impermissible or incompatible with bank holding company status, such as a material investment in a company unrelated to banking.

The outbreak of the COVID-19 pandemic may adversely affect the Company’s business results of operations and financial conditions for an indefinite period.

Beginning in the first quarter of 2020, the COVID-19 pandemic has caused disruption in economic and social activity, both globally and in the United States. The spread of COVID-19, and the related government actions to mandate or encourage quarantines and social distancing, have caused severe disruptions in the U.S. economy, which has and will likely continue to, in turn, disrupt the business, activities, and operations of our customers, as well as our own business and operations.

The national public health crisis arising from the COVID-19 pandemic (and public expectations about it), combined with certain pre-existing factors, including, but not limited to, international trade disputes, inflation risks, and oil price volatility, could further destabilize the financial markets and the markets in which Riverview operates. The resulting impacts of the pandemic on consumers, including the sudden significant increase in the unemployment rate, is expected to cause changes in consumer and business spending, borrowing needs and saving habits, which will likely affect the demand for loans and other products and services Riverview offers, as well as the creditworthiness of potential and current borrowers. The significant decrease in commercial activity associated with the pandemic, both nationally and in Riverview’s markets, may cause customers, vendors, and counterparties to be unable to meet existing payment or other obligations to Riverview and the Bank.

Riverview’s business is dependent upon the willingness and ability of its customers to conduct banking and other financial transactions. Riverview expects the pandemic to limit, at least for a period of time, customer demand for many banking activities. Many companies and residents in our market areas are subject to a mandatory “non-essential business” shut-downs and “stay at home” orders, which have reduced banking activity across our market areas. In response to these mandates, Riverview has temporarily limited most locations to drive-up and ATM services, with lobby access available by appointment only, reduced hours of operation at some locations and encouraged our customers to use electronic banking platforms. We expect these measures to remain in place for an undetermined period of time. In addition, the use of quarantines and social distancing methods to curtail the spread of COVID-19—whether mandated by governmental authorities or recommended as a public health practice—may adversely affect Riverview’s operations as key personnel, employees and customers avoid physical interaction. The continued spread of COVID-19 (or an outbreak of a similar highly contagious disease) could also negatively impact the business and operations of third-party service providers who perform critical services for Riverview’s business. It is not yet known what impact these operational changes may have on Riverview’s financial performance.

There continue to be broad concerns related to the potential effects of the COVID-19 pandemic. Even after government mandated stay at home orders expire, the aftereffects of the pandemic may continue to have an adverse effect on, among other things, (i) our ability to attract customer deposits, (ii) the ability of our borrowers to satisfy their obligations to us, (iii) the demand for our loans or our other products and services and/or (iv) unemployment rates, financial markets, real estate markets or economic growth.

The outbreak of COVID-19 has significantly affected the financial markets and has resulted in a number of responses by the U.S. government, including a reduction in interest rates by the Federal Reserve. These reductions in interest rates, especially if prolonged, could adversely affect our net interest income and margins and our profitability.

The COVID-19 pandemic and its impact on the economy heightens the risk associated with many of the risk factors described in the prospectus, including those related to economic conditions in our markets areas, interest rates, loan losses and our reliance on our executives and third party service providers. For example, borrower loan defaults that adversely affect Riverview’s earnings correlate with deteriorating economic conditions, which, in turn, may impact borrowers’ creditworthiness. If our borrowers are unable to meet their payment obligations to us, we will be required to increase our allowance for the losses through provisions for credit losses. In addition, loan programs adopted by the federal government, such as the Paycheck Protection Program and the Main Street Loan Programs, while intended to lessen the impact of the pandemic on businesses, may result in a decreased demand for Riverview’s loan products.

The impact of the pandemic on Riverview’s financial results is evolving and uncertain. Management expects Riverview’s net interest income and non-interest income to decline and credit-related losses to increase for an uncertain period given the decline in economic activity occurring due to the coronavirus and the actions by the Federal Reserve with respect to interest rates. We believe that we may experience a material adverse effect in our business, results of operations and financial condition as a result of the COVID-19 pandemic for an indefinite period.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling shareholders in this offering. All proceeds from the sale of these shares will be solely for the accounts of the selling shareholders.

RIVERVIEW FINANCIAL CORPORATION

General

On November 1, 2013, Riverview Financial Corporation and Union Bancorp, Inc. (“Union”), consolidated to form a new Pennsylvania corporation under the name of “Riverview Financial Corporation”, which is the Riverview referred to in this Private Placement Memorandum. Riverview is the parent bank holding company of Riverview Bank.

Riverview Bank is a Pennsylvania chartered state bank and successor to Riverview National Bank, which was formed upon the consolidation of the charters of The First National Bank of Marysville and Halifax National Bank on December 31, 2008 and is headquartered in Marysville, Pennsylvania. After the consolidation, the branches of The First National Bank of Marysville and Halifax National Bank continued to operate under their former names as divisions of Riverview National Bank.

In November 2011, Riverview National Bank converted from a national banking association to a Pennsylvania state-chartered bank, at which time Riverview National Bank became known as Riverview Bank, and also continued to do business under the names of Marysville Bank and Halifax Bank.

On November 1, 2013, in connection with the consolidation with Union, Union Bank and Trust Corporation, the wholly owned subsidiary of Union, merged with and into Riverview Bank. Riverview Bank and Citizens National Bank of Meyersdale merged, with Riverview Bank surviving, effective December 31, 2015. Effective October 1, 2017, Riverview merged with CBT Financial Corp. (“CBT”) and CBT’s subsidiary, CBT Bank, merged with and into the Bank.

Riverview Bank is a full service commercial bank providing a wide range of services to individuals, municipalities and small to medium sized businesses in its Central Pennsylvania market area of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Perry, Schuylkill and Somerset Counties, Pennsylvania. Riverview Bank’s commercial banking activities include accepting time, demand, and savings deposits and making secured and unsecured commercial, real estate and consumer loans. Riverview Bank provides financial advisory, insurance and investment services relating to non-deposit type investment products through Riverview Financial Wealth Management, a division of Riverview Bank.

Supervision and Regulation

Riverview and Riverview Bank are subject to substantial regulation. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, please see the section titled, “Supervision and Regulation” in Riverview’s Form 10-K for December 31, 2019, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

The selling shareholders named in this prospectus, or pledgees, donees, transferees or other successors-in-interest selling shares received from the selling shareholders after the date of this prospectus as a gift, pledge, distribution or other non-sale related transfer after the date of this prospectus, may sell, transfer or otherwise dispose of any or all of these shares from time to time. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales, transfers or dispositions may be made on one or more exchanges or markets, on any automated interdealer quotation system on which the shares are listed, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

•	an exchange distribution in accordance with the rules of such exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	short sales, except to the extent they are restricted contractually from so doing;

•	through the writing of or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	any combination of these methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders are not obligated to, and there is no assurance that the selling shareholders will, sell all or any of the shares we are registering. The selling shareholders may transfer, devise or gift such shares by other means not described in this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in such resales.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions in connection with distributions of the shares or otherwise. In such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of the shares. The broker-dealer or other financial institution may then resell or otherwise transfer such shares under this prospectus. The selling shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares under this prospectus.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers of the selling shareholders and selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Any selling shareholders who are deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, any securities covered by this prospectus which qualify for sale under Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not engage in market-making activities with respect to our voting common stock during certain restricted periods. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our voting common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed the selling shareholders of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the selling shareholder that any material arrangement (other than a customary brokerage account agreement) has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

•	the name of such selling shareholder and of the participating broker-dealers;

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	if applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus; and

•	other facts material to the transaction.

We will bear all costs, expenses and fees in connection with the registration of the shares. The selling shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Under the terms of a registration rights agreement entered into with the selling shareholders simultaneously with their acquisition of the shares, the selling shareholders, on the one hand, and we, on the other hand, have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. It is the position of the Securities and Exchange Commission (“SEC”) that indemnification for violation of the federal securities laws is against public policy and unenforceable.

SELLING SHAREHOLDERS

Pursuant to a Stock Purchase Agreement (“Purchase Agreement”) between Riverview and certain accredited investors dated as of January 17, 2017, we sold, in a private placement, 269,885 shares of our common stock and 1,348,809 shares of our convertible perpetual non-voting preferred stock, Series A. On June 22, 2017, the convertible preferred stock converted into an identical number of shares of non-voting common stock in accordance with the terms of the convertible preferred stock. On April 15, 2020, we entered into an Exchange Agreement with Castle Creek Capital Partners VI, LP, providing for the exchange of 1,384,809 shares of non-voting common stock for 1,384,809 shares of Riverview’s voting common stock. The number of shares that Castle Creek received pursuant to the Exchange Agreement is equal to the number of shares of voting common stock that Castle Creek would have received upon conversion of the non-voting common stock.

The registration statement of which this supplemental prospectus is a part has been filed with the SEC pursuant to the registration rights granted to the selling shareholders pursuant to a Registration Rights Agreement entered into by Riverview and the selling shareholders simultaneously with the Purchase Agreement in order to afford the selling shareholders the opportunity to sell the shares acquired in the private placement in public transactions rather than pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act.

The table below sets forth certain information, as of April 15, 2020, to our knowledge, with respect to the selling shareholders. The table below assumes that the selling shareholders sell all of the shares offered by this prospectus. We are unable to determine the exact number of shares, if any, that actually will be sold.

The number and percentage of shares of voting common stock beneficially owned by the selling shareholders is based on shares outstanding at April 15, 2020 determined in accordance with Rule 13d-3 of the Exchange Act. The information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power.

To our knowledge, none of the selling shareholders has had any material relationship with us, our predecessor or any of our affiliates during the past three years except as set forth in the footnotes to the table.

	Shares of Common Stock Beneficially Owned Before Offering (#)		Shares of Voting Common Stock Offered Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After Offering
Name of Selling Shareholder				(#)(2)	(%)(1)
Castle Creek Capital Partners VI, LP	1,651,465	(3)	1,523,809	127,656	1.38
Albert J. Evans	43,354	(4)	9,600	33,754	.37
Howard R. Greenawalt	25,893	(5)	10,000	15,893	.17
Joseph D. Kerwin	42,201	(6)	2,000	40,201	.44
Carl Metzgar	2,380		2,380	—	.00
Scott Seasock	14,848	(7)	4,000	10,848	.12

(1)	Percentages are based on 9,240,492 shares of the Company’s voting common stock issued and outstanding as of April 15, 2020.
(2)

We do not know when or in what amounts the selling shareholders may offer for sale the shares of voting common stock pursuant to this offering. The selling shareholders may choose not to sell any of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares of voting common stock pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of voting common stock, we cannot estimate the number of shares of common stock that the selling shareholders will hold after completion of the offering.

For purposes of this table, we have assumed that the selling shareholders will have sold all of the shares covered by this prospectus upon the completion of the offering.
(3)

Based on information contained on the Schedule 13D jointly filed on April 20, 2020 by Castle Creek Capital Partners VI, LP (“Fund VI”) and Castle Creek Capital VI LLC (“CCC VI”), each of Fund VI and CCC VI have shared voting power and shared investment power over 1,651,465 shares of the outstanding voting common stock of the Company. CCC VI disclaims beneficial ownership of the Common Stock owned by Fund VI, except to the extent of its pecuniary interest therein.

(4)	Includes vested stock options for 1,150 shares and unvested restricted stock awards for 560 shares.
(5)	Includes vested stock options for 5,333 shares and unvested restricted stock awards for 560 shares.
(6)	Includes vested stock options for 5,333 shares and unvested restricted stock awards for 560 shares.
(7)	Includes vested stock options for 10,000 shares and unvested restricted stock awards for 848 shares.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Barley Snyder, LLP, Lancaster, Pennsylvania.

EXPERTS

The consolidated financial statements of Riverview Financial Corporation as of December 31, 2019 and for the one year period ended December 31, 2019 have been incorporated herein in reliance upon the report of Crowe LLP, an independent registered public accounting firm, and upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Riverview Financial Corporation as of December 31, 2018 and for the year then ended have been included herein in reliance upon the report of Dixon Hughes Goodman LLP, an independent public accounting firm, and upon the authority of such firm as experts in accounting and auditing.